UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2009

Signature Exploration and Production Corp.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)
___________________________

3200 Southwest Freeway, Ste 3300
Houston, Texas 77027
Phone: (888) 895-3594
Fax: (888) 800-5918

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

NA

(Former name, former address and former fiscal year, if changed since last report)

Item 3.02  Unregistered Sales of Equity Securities

As of December 14, 2009, Signature Exploration and Production Corp. (the ”Company”) has converted $14,000 of  Notes Payable from certain Note Holders into common stock of the Company.  The Company issued 1,400,000 shares of our common stock to satisfy the principal balances of the Notes Payable. The issuance of the shares was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act since the shares were issued by the Company and did not involve any public offering.  These share recipients are closely related to, and well known by, the Company. As of December 14, 2009, the Company has 9,847,142 shares of common stock issued and outstanding.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature Exploration and Production Corp.

Dated: December 14, 2009	By: /s/ Steven Weldon
Steven Weldon
Chief Financial Officer and Director